UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2019

MODERN MEDIA ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38092	47-1277598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3414 Peachtree Road, Suite 480 Atlanta, GA	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 443-1182

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, one right and one-half of one warrant	MMDMU	Nasdaq Capital Market
Common stock, par value $0.0001 per share	MMDM	Nasdaq Capital Market
Rights, each exchangeable into one-tenth of one share of common stock	MMDMR	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	MMDMW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 28, 2019, Modern Media Acquisition Corp. (the “Company”) held a special meeting of stockholders. At the meeting, the Company’s stockholders approved a proposal to adopt the Business Transaction Agreement, dated as of January 24, 2019 (as amended, the “Business Transaction Agreement”), which provides for a business combination between the Company and Akazoo Limited, a private company limited by shares incorporated under the laws of Scotland (“Akazoo”), pursuant to which the Company and Akazoo will combine their respective businesses into Modern Media Acquisition Corp. S.A., a Luxembourg public limited company (société anonyme), to be renamed “Akazoo S.A.” upon consummation of the business combination.

The final voting results for the proposal are set forth below:

Proposal No. 1 to adopt the Business Transaction Agreement

For	Against	Abstain
6,202,402	13,037	315

Item 7.01 Regulation FD Disclosure.

In connection with the vote to approve the adoption of the Business Transaction Agreement, stockholders elected to redeem an aggregate of 48,719 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). Pursuant to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, such shares will be redeemed for their pro rata portion of the trust account upon consummation of the business combination. Giving effect to such redemptions, approximately 1,357,608 shares of Common Stock would remain issued and outstanding and approximately $14.0 million in cash would remain in the Company’s trust account.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERN MEDIA ACQUISITION CORP.

Date: August 28, 2019	By:	/s/ Lewis W. Dickey, Jr.
Name: Lewis W. Dickey, Jr. Title: President and Chief Executive Officer